UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2010

G REIT Liquidating Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	26-6199755
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2010, we, through GREIT-Pacific Place, LP, our wholly owned subsidiary, entered into a purchase and sale agreement, or the Agreement, with Boxer F2, L.P., an unaffiliated third party, or the Buyer, for the sale of Pacific Place, located at 1910 Pacific Avenue, Dallas, Texas, or the Pacific Place property, for a sale price of $5,300,000, plus closing costs.

The material terms of the Agreement provide for: (i) an initial deposit from the Buyer in the amount of $200,000 that funded immediately upon execution of the Agreement and shall be credited to the purchase price of the property and is non-refundable except in limited circumstances; (ii) an inspection period that expires three business days after the execution date of the Agreement during which time the Buyer can terminate the Agreement at any time within the period by delivering written notice to us; (iii) a title review period that expires 10 business days after the execution date of the Agreement during which time the Buyer may terminate the Agreement for non-permitted encumbrances subject to our ability to cure, remove or insure against such encumbrances; (iv) Buyer’s right to either terminate the Agreement or elect to proceed with the purchase of the property within five business days of its receipt of written notification from us stating that there has been damage or destruction to the property exceeding $250,000 and upon such occurrence, agreement to assign any insurance proceeds or condemnation awards to the Buyer at the closing; and (v) a closing date for the sale of the property that shall occur on or before the 30th business day following the end of the inspection period. The Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

The inspection period expired on March 31, 2010 and we did not receive a written termination from the Seller, therefore, the Buyer has waived its right to terminate the Agreement prior to the end of the inspection period. On March 31, 2010, we sent notice to the Buyer that the Pacific Place property had recently suffered water damage in excess of $250,000. As a result, the Buyer has five business days from its receipt of our notification to either elect to proceed with the purchase of the Pacific Place property or to terminate the Agreement. We are currently working with our insurance company to assign our right to any insurance proceeds payable to us from this incident to the Buyer upon closing. The closing is expected to occur during the second quarter of 2010; however, we can provide no assurance that we will be able to complete the sale of the Pacific Place property in the anticipated timeframe, or at all. Pursuant to a separate agreement that we entered into with a real estate broker of Grubb & Ellis Company, the parent company of our advisor, Grubb & Ellis Realty Investors, LLC, we anticipate paying a customary fee as a commission for its real estate brokerage services upon closing of the sale of the Pacific Place property.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT Liquidating Trust

April 1, 2010	By:	/s/ Michael J. Rispoli

Name: Michael J. Rispoli
Title: Authorized Representative